UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                                (Amendment No. 1)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                February 21, 2002
                                -----------------
                                 Date of Report
                        (Date of earliest event reported)


                                    SVT INC.
             (Exact name of registrant as specified in its charter)



           Delaware                     0-25942               84-1167603
 ---------------------------         -----------             ------------
(State or other jurisdiction         (Commission            (IRS Employer
    of incorporation)                File Number)         Identification No.)


                  59 John Street, 3rd Floor, New York, NY 10038
              (Address of principal executive offices and zip code)


                                 (212) 571-6904
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

     ITEM 4. Changes in Registrant's Certifying Accountant.
             ---------------------------------------------

Regulation S-K, Item 304(a)(1)

     On February 21, 2002, the board of directors of the Registrant decided that Ernst & Young LLP ("E&Y") would not be re-engaged to serve as the Registrant's independent accountants for the audit of the Registrant's financial statements for the fiscal year ended December 31, 2001 and thereafter. E&Y had been first engaged as the Registrant's independent accountants (replacing Arthur Andersen
LLP) in April 2000 in connection with the Registrant's business combination with E-Newco, Inc. Such combination was accounted for as a purchase of the Registrant by E-Newco in a "reverse acquisition." E&Y had been E-Newco's pre-combination auditor.

     E&Y's report on the balance sheet of the Registrant (then called SWWT, Inc.) as of December 31, 2000, and the related statements of operations, changes in the stockholders' deficit and cash flows from January 7, 2000 (date of inception) to December 31, 2000, appears in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. E&Y's report includes the following qualification as to certainty:

          "The accompanying financial statements have been prepared assuming that SWWT, Inc. will continue as a going concern. As more fully described in Note 1, the Company had a substantial net loss since inception and may be required to redeem its Series B Preferred Stock, which would eliminate the Company's cash balance and negatively impact the Company's ability to satisfy its obligations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

     Apart from the foregoing, since E&Y's engagement in April 2000 as the Registrant's independent accountants, E&Y's reports on the Registrant's financial statements have not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. Also, during the Registrant's two most recent fiscal years and the subsequent interim period through February 21, 2002, when E&Y's engagement as the Registrant's independent accountants ended, (1) there was no "disagreement" with E&Y, as defined in Item 304 of Regulation S-K, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of such disagreement in connection with its report on the Registrant's financial statements, and (2) there occurred no "reportable event" as defined in
Item 304 of Regulation S-K, involving the Registrant and E&Y.

Regulation S-K, Item 304(a)(2)

     Also on February 21, 2002, the Registrant's board of directors engaged Arthur Andersen LLP ("Arthur Andersen") as its new independent accountant.
Arthur Andersen has been the independent accountant for SanVision Technology Inc., which on February 1, 2002, engaged in a business combination with the Registrant. Arthur Andersen was also the independent auditor of the financial statements of the Registrant (then called SweetWater, Inc.) through the fiscal year ended December 31, 1999, after which Arthur Andersen was replaced by E&Y as described in the first paragraph above. The first audit of the Registrant's financial statements to be conducted by Arthur Andersen as the Registrant's newly engaged independent accountant will be for the fiscal year ended December 31, 2001.

     During the Registrant's current and two most recent fiscal years, neither the Registrant nor anyone on its behalf consulted with Arthur Andersen regarding the application of accounting principles to any transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements. Further, since as stated above, there were no "disagreements" or "reportable events" (as those terms are defined in Item 304 of Regulation S-K) involving the Registrant and E&Y, the Registrant had no occasion to consult with Arthur Andersen on such matters.

     ITEM 7. Financial Statements and Exhibits.
             ---------------------------------

     (c) Exhibits

     Exhibit Number                    Description
     --------------                    -----------

          16 Letter from Ernst & Young LLP regarding change in certifying accountant.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 4, 2002                    SVT INC.
                                       (Registrant)



                                       By:  /s/ Sanjay Sethi
                                            ------------------------------------
                                            Sanjay Sethi
                                            President, Chief Executive Officer
                                            and Secretary